UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2006

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12577	SITEL CORPORATION	47-0684333

MINNESOTA
(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA		68122
(Address of Principal Executive Offices)		(Zip Code)

(402) 963-6810
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On February 17, 2006, the Board of Directors of SITEL Corporation (the “Company”) approved employment agreements for its executive officers James F. Lynch, Jorge A. Celaya, and Robert Scott Moncrieff.  The employment agreements for Jorge Celaya and Robert Scott Moncrieff update and replace their existing employment agreements.  The Compensation Committee of the Board of Directors had recommended entering into these new employment agreements in line with market practice and as a part of the ongoing process, announced by the Company on November 23, 2005, through which a special committee of the Board and the Company’s financial advisor have been evaluating strategic alternatives to enhance long-term shareholder value.  The Board believes that having these employment agreements will appropriately assist retention of key management while promoting objectivity in evaluating all possible alternatives and optimizing the outcome from the strategic process.

These agreements do not change the executives’ existing levels of salary and bonus opportunity.  These agreements provide new or modified arrangements for the executives in the event of termination of employment or change of control.  In the event of a termination of employment without cause or by the executive for good reason, absent a change of control, the executives will receive a single severance payment of one times annual salary plus target bonus and continued benefits for 12 months.  In the event of a termination of employment without cause or by the executive for good reason within two years following a change of control, the executives will receive a single severance payment of two times annual salary plus target bonus and continued benefits for 24 months.   Any options that have not already vested will vest upon a change of control.  For purposes of the employment agreements, a “change of control” means generally (i) a more than 50% change in ownership of the Company, (ii) a change in a majority of the Board of Directors, or (iii) a sale of all or substantially all of the assets of the Company.  Cause and good reason are defined in the employment agreements.

Other key terms of the employment agreements are as follows:

•      The term runs through December 31, 2006 and renews annually for one-year terms subject to the termination provisions;

•      If any excise tax would apply to benefits received upon termination of employment, the executive pays the excise tax or the benefits are capped at a level which will result in no excise tax, whichever results in the greater net benefits to the executive; and

•      The executive must sign a release of all claims as a condition to receiving severance payments.

The press release announcing the executive officer employment arrangements is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibit 99.1    Press release of SITEL Corporation dated February 23, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date:	February 23, 2006	By	/s/	Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer